EXHIBIT A-4

                                     BYLAWS

                                       OF

                               UNS ELECTRIC, INC.


                             I. CORPORATION ARTICLES

     1.01. REFERENCES TO ARTICLES. Any reference made herein to the corporation's articles will be deemed to refer to its articles of incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates filed by the corporation with the Arizona Corporation Commission (or any successor to its functions) pursuant to applicable law.

     1.02. SENIORITY. The articles will in all respects be considered senior and superior to these bylaws, with any inconsistency to be resolved in favor of the articles, and with these bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                             II. CORPORATION OFFICES

     2.01. KNOWN PLACE OF BUSINESS. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the articles or in a written statement or document duly executed and filed with the Arizona Corporation Commission. The corporation may have such other offices, either within or outside of the State of Arizona, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     2.02. CHANGE THEREOF. The Board of Directors may change the corporation's known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation Commission pursuant to applicable law.

                                III. SHAREHOLDERS

     3.01. ANNUAL MEETINGS. Each annual meeting of the shareholders is to be held on a day within the month of May of each year, commencing with the year 2004 at a time and place as determined by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.03 below. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. Any Director elected at the annual meeting, deferred annual meeting, or special meeting will continue in office until the election of his or her successor, subject to his or her earlier resignation pursuant to Section 7.01 below.


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     3.02.  SPECIAL MEETINGS. Special meetings of the shareholders may be held whenever and wherever called for by the Chair of the Board, the President or the Board of Directors, or by the written demand of the holders of not less than fifty percent (50%) of all issued and outstanding shares of the corporation entitled to vote at any such meeting. Any written demand by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

     3.03. NOTICES. Not less than ten (10) nor more than fifty (50) days (inclusive of the date of meeting) before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the Secretary of the corporation shall cause a written notice setting forth the time, place and general purposes of the meeting to be deposited in the mail, with first class or airmail postage prepaid, addressed to each shareholder of record at his, her, or its last address as it appears on the corporation's records on the applicable record date. Any shareholder may waive call or notice of any annual, deferred annual, or special meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a shareholder at any such meeting in person or by proxy will automatically evidence his, her, or its waiver of call and notice of such meeting (any adjournment thereof) unless such shareholder or such shareholder's proxy is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed.

     3.04. SHAREHOLDERS OF RECORD. For each meeting, or consent to corporate action without a meeting, of shareholders (and at any adjournment of such meeting), or in order to make a determination of shareholders for determining those shareholders entitled to receive payment of any dividend, or for any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than seventy (70) nor less than ten (10) days prior to the date of such meeting or other action. If no record day is fixed by the Board of Directors for determining shareholders entitled to notice of, and to vote at, a meeting of shareholders, the record date shall be at four o'clock in the afternoon on the day before the notice is given, or, if notice is waived, at the commencement of the meeting. If no record day is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or Director of the corporation. A determination of shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

     3.05. SHAREHOLDER RECORD. The officer or agent having charge of the stock ledger books for the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting (and at any adjournment thereof), arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such record shall be produced and kept open (i) at the office of


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the corporation prior to the time of the meeting, and (ii) at the time and place of the meeting. Such record shall be subject to the inspection of any shareholder during such times for any purpose germane to the meeting.

     3.06. PROXIES. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) that is specified in such proxy, provided that such shareholder's proxy is executed in writing by such shareholder or such shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided therein. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

     3.07. VOTING. Except for the election of Directors (which will be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation's articles, these bylaws, or by statute, each issued and outstanding share of capital stock of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by a proxy given pursuant to Section
3.06 above, will be entitled to one vote on each matter submitted to a vote of the shareholders at such meeting. Unless otherwise required by the corporation's articles or by applicable law, any question submitted to the shareholders will be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question. A voice vote will not otherwise suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

     3.08. QUORUM. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation issued, outstanding, and entitled to vote at the meeting will constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by its chair, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     3.09. ELECTION INSPECTORS. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chair of the meeting may, or upon request of any person entitled to vote at the meeting, will make such


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appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chair of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will do the following: (i) determine the number of shares outstanding, the authenticity, validity, and effect of proxies and the number of shares represented at the meeting in person and by proxy; (ii) receive and count votes, ballots and consents and announce the results thereof; (iii) hear and determine all challenges and questions pertaining to proxies and voting; and
(iv) in general, perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

     3.10. ORGANIZATION AND CONDUCT OF MEETINGS. Each meeting of the shareholders will be called to order and thereafter chaired by the Chair of the Board of Directors if there is one; or, if not, or if the Chair of the Board is absent or so requests, then by the President; or if both the Chair of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The corporation's Secretary will act as secretary of each meeting of the shareholders, but in his or her absence, the chair of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chair thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If Directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chair of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting (including any informal or question and answer portions thereof).

     3.11. SHAREHOLDER APPROVAL OR RATIFICATION. The Board of Directors may submit any contract or act for approval or ratification of the shareholders, either at a duly constituted meeting of the shareholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to
Section 3.03 above) or by unanimous written consent to corporate action without a meeting pursuant to Section 3.13 below. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same will be valid and binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

     3.12. INFORMALITIES AND IRREGULARITIES. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

     3.13. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be


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taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the shareholders of the corporation at a meeting duly called and noticed.

                             IV. BOARD OF DIRECTORS

     4.01. MEMBERSHIP. The Board of Directors shall be comprised of not less than one (1) nor more than three (3) members who need not, but may, be shareholders of the corporation. The Directors will regularly be elected at each annual meeting of the shareholders, but Directors may be elected at any other meeting of the shareholders. The Board of Directors will have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership, whether resulting from an increase in the size of that board or otherwise, and shall hold office until the next annual meeting of the shareholders. Each Director elected by the shareholders or the Board of Directors shall hold office until his or her successor is duly elected and qualified.

     4.02. REGULAR MEETINGS. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the Directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

     4.03. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chair of the Board, the President, or the number of Directors that would be required to constitute a quorum.

     4.04. NOTICES. No notice need be given of regular meetings of the Board of Directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each Director in person or via mail or facsimile addressed to him or her at his or her latest address and facsimile number appearing on the corporation's records. Notice to any Director of any such special meeting will be deemed given sufficiently in advance when: (i) if given by mail, the same is deposited in the mail, with first class or airmail postage prepaid, at least four (4) days before the meeting date; or (ii) if personally delivered or given by facsimile, the same is transmitted and electronic confirmation of successful transmission is received at least twenty-four (24) hours prior to the convening of the meeting. Any Director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which, or after it is held. Attendance of a Director at any meeting will automatically evidence his or her waiver of call and notice of such meeting (and any adjournment thereof) unless he or she is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.


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     4.05.  QUORUM. For purposes of these bylaws, a "quorum" for the transaction of business at any meeting or adjourned meeting of the Board of Directors shall mean a majority of those then in office. Once a quorum has been formed, the Directors from time to time remaining in attendance at such meeting prior to its adjournment will continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough Directors to leave less than a quorum.

     4.06. VOTING. Any matter submitted to a meeting of the Board of Directors will be resolved by a majority of the votes cast. In case of an equality of votes, the chair of the meeting will have a second or deciding vote.

     4.07. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, may name one or more of its members as an executive committee. Such executive committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation while the Board is not in session, subject to such limitations as may be included in the Board's resolution; provided, however, that such executive committee shall not have the authority of the Board of Directors in reference to the following matters: (i) the submission to shareholders of any action that requires shareholders' authorization or approval under applicable law; (ii) the filling of vacancies on the Board of Directors or in any committee of the Board of Directors; (iii) the amendment or repeal of the bylaws, or the adoption of new bylaws; and (iv) the fixing of compensation of Directors for serving on the Board or on any committee of the Board of Directors. Any member of the executive committee may be removed, with or without cause, by the Board of Directors. In the event any vacancy occurs in the executive committee, it shall be filled by the Board of Directors.

     4.08. OTHER COMMITTEES. The Board of Directors, from time to time, by resolution adopted by a majority of the entire Board, may appoint other standing or temporary committees from its membership and vest such committees with such powers as the Board may include in its resolution; provided, however that such committees shall be restricted in their authority as specifically set forth with respect to the executive committee in Section 4.07 above.

     4.09. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors or of any committee at which action is taken on any matter will be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the corporation within two (2) business days after the adjournment of the meeting. A right to dissent will not be available to a Director who voted in favor of the action.

     4.10. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a Director or committee member. No such payment will preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.


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     4.11.  ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote of the Directors or committee members of the corporation at a meeting duly called and noticed.

     4.12. MEETINGS BY CONFERENCE TELEPHONE. Any member of the Board of Directors or of a committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.04 above.

                              V. OFFICERS - GENERAL

     5.01. ELECTIONS AND APPOINTMENTS. The Board of Directors will elect or appoint a President, a Secretary, and a Treasurer, and may choose a Chair of the Board. The regular election or appointment of officers may take place at each annual meeting of the Board of Directors, but elections of officers may also be held at any other meeting of the Board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his or her successor, subject to action earlier taken pursuant to Sections 5.04 or 7.01 below. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     5.02.  ADDITIONAL APPOINTMENTS. In addition to the officers contemplated in
Section 5.01 above, the Board of Directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President, or by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence of disability.

     5.03. BONDS AND OTHER REQUIREMENTS. The Board of Directors may require any officer to give bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board.

     5.04. REMOVAL; DELEGATION OF DUTIES. The Board of Directors may, whenever in its judgment the best interests of the corporation will be served thereby, remove any officer or agent of the corporation or temporarily delegate his powers and duties to any other officer or to any Director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.


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     5.05.  SALARIES. The salaries, if any, of officers may be fixed from time to time by the Board of Directors or (except as to the President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a Director of the corporation.

                              VI. SPECIFIC OFFICERS

     6.01. CHAIR OF THE BOARD. The Board of Directors may elect a Chair to serve as a general executive officer of the corporation, and, if specifically designated as such by the Board, as the chief executive officer of the corporation. If elected, the Chair will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board may from time to time delegate to him or her.

     6.02. PRESIDENT AND VICE PRESIDENT. Unless otherwise specified by resolution of the Board of Directors, the President will be the chief executive officer of the corporation. The President will supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the Board of Directors (and of its Chair, if the Chair has been specifically designated as chief executive officer of the corporation). Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, or other instrument of any significant importance to the corporation. The President may represent the corporation at any meeting of the shareholders of any other corporation in which this corporation then holds shares of capital stock, and may vote this corporation's shares of capital stock in such other corporation in person or by proxy appointed by him or her; provided, however, that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

     6.03. SECRETARY. The Secretary will keep the minutes of meetings of the shareholders, Board of Directors, and any committee, and all unanimous written consents of the shareholders, Board of Directors, and any committee of the corporation, and will see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. The Secretary will be custodian of the corporate seal, if any, and corporate records, and, in general, perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary and each assistant secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to
Section 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President or any other duly authorized person, and to attest to the same.

     6.04. TREASURER. The Treasurer will keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and will cause all money and other valuable effects to be deposited in the name and to the credit of the corporation in such depositories (and subject to withdrawal in such manner) as may be designated by the Board of Directors. He or she will render to the President, the Directors and the shareholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing


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and filing such financial reports, financial statements, and returns as may be required by law.

                         VII. RESIGNATIONS AND VACANCIES

     7.01. RESIGNATIONS. Any Director, committee member, or officer may resign from his or her office at any time by written notice delivered or addressed to the corporation at its known place of business. Any such resignation will be effective upon its receipt by the corporation unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

     7.02. VACANCIES. If the office of any Director, committee member, or officer becomes vacant by reason of his or her death, resignation, disqualification, removal, or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.

                                   VIII. SEAL

     8.01. FORM THEREOF. The Board of Directors may provide for a seal of the corporation that will have inscribed thereon the name of the corporation, the state and year of its incorporation, and the words "Corporate Seal."

                      IX. CERTIFICATES REPRESENTING SHARES

     9.01. FORM THEREOF. Each certificate representing shares of the capital stock of the corporation will be in such form as may from time to time be approved by the Board of Directors, will be consecutively numbered, and will exhibit such information as may be required by applicable law.

     9.02. SIGNATURES AND SEAL THEREON. All certificates issued for shares of the capital stock of the corporation (whether new, reissued, or transferred) will bear the signatures of the President or a Vice President, and of the Secretary or an assistant secretary, and the impression of the corporation's corporate seal, if any. The signatures of such officers of the corporation and the impression of its corporate seal may be in facsimile form on any certificate that is countersigned by a transfer agent and/or registered by a registrar duly appointed by the corporation and other than the corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, such unissued certificates may still be countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

     9.03. OWNERSHIP. The corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.


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     9.04.  TRANSFERS. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate therefor (or by his or her duly authorized attorney-in-fact) and upon surrender of such certificate.

     9.05. LOST CERTIFICATES. In the event of the loss, theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby; provided, however, that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond in form and amount satisfactory to the corporation (and to its transfer agent an/or registrar, if applicable). The corporation may act through its President or any other duly appointed officer for any purpose of this Section 9.05.

                                  X. DIVIDENDS

     10.01. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's articles or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare and the corporation may pay dividends on shares of the capital stock of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property, or in shares of the capital stock of the corporation on or as of such payment or distribution dates as the Board may prescribe.

                                 XI. AMENDMENTS

     11.01. These bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the Board of Directors (the notice of which meeting either includes mention of the proposed action relative to the bylaws or is waived pursuant to Section 4.04 above) or, alternatively, by unanimous written consent to corporate action without a meeting of the Board of Directors pursuant to Section 4.11 above. If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.


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